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                                                                   EXHIBIT 99.g



                             STOCK PLEDGE AGREEMENT

                 THIS STOCK PLEDGE AGREEMENT (this "Stock Pledge Agreement"), dated as of November 17, 1995, is made by William F. Farley (the "Pledgor"), in favor of NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Lenders have agreed to make Term Loans and Revolving Loans (collectively, the "Loans") to the Pledgor in accordance with the terms and conditions of that certain Loan Agreement among the Pledgor, the Agent and the Lenders dated as of the date hereof (the "Loan Agreement");

         WHEREAS, it is a condition precedent to the Lenders entering into the Loan Documents that the Pledgor shall have executed and delivered to the Lenders, among other things, this Stock Pledge Agreement providing for the pledge to the Agent, for the benefit of the Lenders, of, and the grant to the Agent, for the benefit of the Lenders, of a security interest in, outstanding shares of capital stock owned by the Pledgor; and

         WHEREAS, the Pledgor reasonably expects to benefit, directly or indirectly, from its execution and delivery of this Stock Pledge Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make the Loans under the Loan Agreement, the Pledgor and the Agent, for the benefit of the Lenders, hereby agree as follows:

                                   AGREEMENT


         SECTION 1. Pledge and Grant of Security Interest. As collateral security for all of the Pledgor Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in the following (collectively, the "Pledged Collateral"):

                 (a) Pledged Shares. All of the issued and outstanding shares of stock set forth on Schedule 1 attached hereto, and all of the issued and outstanding shares of stock set forth on Schedule 2 attached hereto, together with the certificates representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively the "Pledged Shares"), including the following:

                         (i) all shares, securities, cash, property or rights thereto representing a dividend on any of the
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         Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                 (ii) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which Fruit of the Loom, Inc. or Farley, Inc. is not the surviving corporation, all shares and other rights of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger.

             (b) Proceeds. All proceeds and products of the Pledged Collateral, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter deliver additional shares of stock to the Agent as collateral security for the Pledgor Obligations. Upon delivery to the Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Stock Pledge Agreement whether or not
Schedule 1 or Schedule 2 is amended to refer to such additional shares.

         SECTION 2. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Pledgor Obligations"):

                 (a) Payment. The prompt payment by the Pledgor, as and when due and payable, of the Obligations under the Loan Agreement and the other Loan Documents and all other amounts owing from time to time by the Pledgor to the Agent or any Lender under the Loan Documents;

                 (b) Performance by the Pledgor. The due performance and observance by the Pledgor of his obligations under this Stock Pledge Agreement; and

                 (c) Other. All other obligations and liabilities of the Pledgor to any Lender or the Agent whether now existing or hereafter arising under the Loan Documents.

         SECTION 3. Delivery of the Pledged Collateral.

                 (a) Delivery of Certificates. All certificates representing the Pledged Shares set forth on Schedule 1 attached hereto shall be delivered to the Agent simultaneously with or prior to the execution and delivery of this Stock Pledge Agreement. All certificates representing the Pledged

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     Shares set forth on Schedule 2 attached hereto shall be delivered to the
     Agent concurrently with their release by NatWest, UAW or NationsBank, N.A., as applicable. All other certificates and instruments constituting Pledged Collateral shall be delivered to the Agent promptly upon the receipt thereof by or on behalf of the Pledgor. Prior to delivery to the Agent, all such certificates and instruments shall be held by the Borrower on behalf of the Lenders pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

          (b) Additional Securities. If the Pledgor shall receive by virtue of his being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or
     (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Lenders, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          (c) Financing Statements. The Pledgor shall execute and deliver to the Agent such UCC financing statements as reasonably requested by the Agent.

     SECTION 4. Pledgor's Representations and Warranties. The Pledgor represents and warrants the following:

          (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of others. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any person.

          (b) Title. Other than the Pledged Shares set forth on Schedule 2 attached hereto, which are encumbered as noted on such schedule, the Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the sole legal
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     and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Stock Pledge Agreement and except as described on Schedule 2.

          (c) Exercising of Rights. The exercise by the Agent or any Lender of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its property.

          (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of the Pledged Stock is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Stock Pledge Agreement; or (ii) for the exercise by the Agent or any Lender of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

          (e) Valid Security Interest. This Stock Pledge Agreement creates a valid security interest in favor of the Lenders in the Pledged Collateral. The taking possession by the Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral and, with respect to the portion of the Pledged Collateral that consists of dividends, the filing of Uniform Commercial Code financing statements in the appropriate jurisdictions, will perfect and establish the first priority of the Lenders' security interest in the Pledged Shares and in all other Pledged Collateral represented by such certificates and instruments securing the Pledgor Obligations. Except as set forth in this Section 4(e), no action is necessary to perfect or otherwise protect such security interest.

          (g) Litigation. No litigation or governmental proceeding is pending or threatened against the Pledgor or any of his assets which if adversely determined would have a material adverse effect on the Pledged Collateral or the Pledgor's performance under this Stock Pledge Agreement or any other Loan Document.

          (h) Date of Acquisition. The Pledged Shares were acquired by the Borrower on the dates set forth on Schedule 1 and Schedule 2 attached hereto.

          SECTION 5. Covenants as to the Pledged Collateral. So long as any of the Pledgor Obligations shall remain outstanding, the Pledgor shall, unless the Lenders shall otherwise consent in writing, do the following:

          (a) Notices. The Pledgor shall promptly notify the Agent of (i) any Lien or claim made or threatened against the Pledged Collateral; and (ii) the occurrence or existence of

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     any Event of Default, (as defined hereunder) or the occurrence or existence of any condition or event that, with the giving of notice of lapse of time or both, would be an Event of Default.

          (b) Copies of Notices. The Pledgor shall, at his expense, promptly deliver to the Agent (i) a copy of each notice or other communication received by him that is likely to affect in any material respect the Lenders' security interest in the Pledged Collateral or the value of the Pledged Collateral and (ii) any and all reports and other information received by the Pledgor as owner of the Pledged Collateral, including, without limitation, any annual or quarterly reports, whether on Form 10-Q, Form 10-K or otherwise, which information set forth in such notice, report or other information described in clauses (i) and (ii) above is not otherwise received by the Agent from the Pledgor or any affiliates of the Pledgor.

          (c) Defense of Title. The Pledgor shall, at his expense, warrant and defend title to and ownership of the Pledged Collateral and the security interest created hereby against the claims of all persons, and the Pledgor will maintain and preserve such security interest at all times as contemplated by this Stock Pledge Agreement and the Loan Agreement.

          (d) Further Assurances. The Pledgor shall, at his expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, desirable or that the Agent or any Lender may reasonably request in order to (i) perfect and protect the security interests created hereby; (ii) enable the Lenders to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral, including, if necessary, completing and forwarding a Form 144 to the United States Securities and Exchange Commission; and (iii) otherwise effect the purposes of this Stock Pledge Agreement, including, without limitation and if requested by the Agent or any Lender, delivering to the Agent irrevocable proxies in respect of the Pledged Collateral.

          (e) Sale of Pledged Collateral. The Pledgor shall not sell, assign, exchange or otherwise dispose of any of the Pledged Collateral or any interest therein.

          (f) Encumbrances. The Pledgor shall not create or allow to exist any Lien upon or with respect to any of the Pledged Collateral except for (i) the pledge hereunder and the security interest created hereby and (ii) those encumbrances noted on Schedule 2 attached hereto.

          (g) Amendments. The Pledgor shall not make or consent to any amendment or other modification or waiver with respect to the Articles of Incorporation of an issuer of the Pledged

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     Shares if such amendment, modification or waiver would affect any of the
     Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto.

          (h) Actions. The Pledgor shall not take or fail to take any action that would impair in any material respect the value of or the enforceability of the Lenders' security interest in any of the Pledged Collateral.

          (i) Compliance with Securities Laws. The Pledgor shall file or cause to be filed all reports and other information now or hereafter required to be filed with the United States Securities and Exchange Commission and any other state or federal agency in connection with his ownership of the Pledged Collateral.

     SECTION 6. Rights of the Agent.

          (a) Power of Attorney. The Pledgor hereby irrevocably appoints the Agent and any officer or agent thereof the Pledgor's attorney-in-fact and proxy, with full power of substitution for and on behalf and in the name of the Pledgor or otherwise, during the existence and continuation of an Event of Default (as defined herein), in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purpose of this Stock Pledge Agreement, and, without limiting the generality of the foregoing, hereby gives the Agent the power and right on behalf of the Pledgor and in its own name to do any of the following, without notice to or consent of the
     Pledgor:

               (i) to demand, sue for, collect or receive in the name of Agent or the Lenders, any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Pledged Collateral;

               (ii) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

               (iii) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

               (iv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

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               (v) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

               (vi) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of any of the Pledged Collateral;

               (vii) to defend any suit, action or proceeding brought against the Pledgor with respect to any of the Pledged Collateral;

               (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and

               (ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine.

     This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Stock Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

          (b) Performance by the Agent of the Pledgor's Obligations. If the Pledgor fails to perform any agreement or obligation contained herein within a reasonable period of time after request therefor by the Agent, the Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 9 hereof.

          (c) Assignment by the Agent. The Agent may from time to time assign the Pledgor Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Stock Pledge Agreement in relation thereto. Provided no Event of Default exists at the time of

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     such assignment, no such assignment shall be deemed to be effective unless the Pledgor shall have consented thereto. Whether or not an Event of Default exists at the time of such assignment, the Agent shall notify the Pledgor thereof promptly upon consummation of such assignment.

          (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) Voting Rights in Respect of the Pledged Collateral.

               (i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement or the Loan Agreement;

               (ii) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (f) Dividend Rights in Respect of the Pledged Collateral.

               (i) So long as no Event of Default shall have occurred and be continuing, the Pledgor may receive and retain any and all dividends or interest paid in respect of the Pledged Collateral.

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               (ii) Upon the occurrence and during the continuance of
     an Event of Default:

                   (A) all rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                   (B) all dividends and interest payments which are received by the Pledgor contrary to the provisions of subparagraph (A) of this Section shall be received in trust for the benefit of the Lenders, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received, to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

          (g) Release of Collateral. The Agent may release any of the Pledged Collateral from this Stock Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Stock Pledge Agreement as to the Pledged Collateral not expressly released or substituted, and this Stock Pledge Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Pledgor Obligations remain outstanding with respect to the Lenders.

     SECTION 7. Events of Default.

     The occurrence of an Event of Default under the Loan Agreement shall constitute an Even of Default hereunder.

     SECTION 8. Remedies Upon Default.

     If any Event of Default shall have occurred and be continuing:

          (a) Rights and Remedies. The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of North Carolina or any other applicable law.

          (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice, except as

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          specified below, the Agent may, in its sole discretion, but subject to applicable securities laws, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. The Agent or any Lender may, in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (c) Private Sale. The Pledgor recognizes that the Agent or the Lenders may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Pledgor than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Chicago, Illinois (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the Uniform Commercial Code as then in effect in the State of North Carolina, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and the Agent or any Lender may, in such event, bid for the purchase of such securities.

               (d) Retention of Pledged Collateral. The Agent, for the benefit of the Lenders, may, after providing the notices

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          required by Section 9.505 of the Uniform Commercial Code in effect in the State of North Carolina or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

               (e) Application of Proceeds. All cash proceeds received by the Agent or any Lender in respect to any sale, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied in the order set forth in Section 3.7 of the Loan Agreement, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

               (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or any Lender is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Loan Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent or such Lender to collect such deficiency.

          SECTION 9. Indemnity and Expenses.

               (a) Indemnity. The Pledgor agrees to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Stock Pledge Agreement, including without limitation, enforcement of this Stock Pledge Agreement, except claims, losses and liabilities resulting from the Agent's or a Lender's gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgment not subject to appeal or review.

               (b) Payment. The Pledgor will, upon demand, pay to the Agent the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Agent's counsel, and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Stock Pledge Agreement; (ii) the custody, use or operation of, or the sale of, collection from, or other realization upon any Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, except expenses resulting from the Agent's
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          gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgement not subject to appeal or review.

          SECTION 10. Notices.

          All notices and other communications provided for hereunder shall be deemed effective if in writing and delivered in conformance with Section 9.1 of the Loan Agreement.

         SECTION 11. Miscellaneous.

                (a) Amendments; Continuation of Security Interests. No amendment of any provision of this Stock Pledge Agreement shall be effective unless it is in writing and signed by the Pledgor and the Agent, and no waiver of any provision of this Stock Pledge Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent will be effective only in the instance and for the specific purpose for which given.

                (b) No Waivers; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders in this Agreement and in the Loan Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

                (c) Severability. Any provision of this Stock Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or effecting the validity or enforceability of such provision in any other jurisdiction.

                (d) Agreement in Full Force; Successors and Assigns. This Stock Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full or release of the Pledgor Obligations; and (ii) be binding on the Pledgor and permitted assigns and shall inure, together with all rights and remedies of the Agent and the Lenders hereunder to the benefit of the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the last two sentences of Section 6(c) hereof, the Agent or any Lender may assign or otherwise transfer their rights and/or duties under this Stock Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits and respect thereof granted to the Agent or the Lender herein or otherwise. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without prior written consent of the Agent and the Lenders.

          (e) Satisfaction of Obligations. Upon the satisfaction in full of the Pledgor Obligations, this Stock Pledge Agreement (and the security interest created hereby) shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. The Agent shall, upon the Pledgor's request and at the Pledgor's expense (i) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) Headings. The headings, captions and agreements used in this Stock Pledge Agreement are for convenience only and shall not affect the interpretation of this Stock Pledge Agreement.

          (g) Obligations Absolute. The obligations of the Pledgor under this Stock Pledge Agreement shall be absolute and unconditional and shall not be released, discharged, reduced or in any way impaired by any circumstance whatsoever, including without limitation, any amendment, modification, extension or renewal of this Stock Pledge Agreement, the Pledgor Obligations, any document or instrument evidencing, securing or otherwise relating to the Pledgor Obligations, any release, subordination or impairment of the Pledged Collateral, any waiver, consent, extension, indulgence, compromise, settlement or other action or inaction in respect of this Stock Pledge Agreement, the Pledgor Obligations, the pledged Collateral or any document or instrument evidencing, securing, or otherwise relating to the Pledgor Obligations, or any exercise or failure to exercise any right, remedy, power or privilege in respect to the Pledgor Obligations.

          (h) Governing Law; Venue.

               (i) THIS STOCK PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Stock Pledge Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Stock Pledge Agreement, the Pledgor hereby irrevocably accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of such courts. The Pledgor further irrevocably consents to the service of process out of any the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to his address for notices pursuant to Section 9.1 of the Loan Agreement, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Pledgor in any other jurisdiction.

               (ii) The Pledgor hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Stock Pledge Agreement brought in the courts referred to in subsection (i) hereof and hereby irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (i) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS STOCK PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS STOCK PLEDGE AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                   Schedule 1



                             Certificate                   Number of
Name of Shares               Numbers      Date Acquired     Shares
--------------               -----------  -------------     -------

Fruit of the Loom, Inc.      B106           02/11/88        245,012
Class B Common Stock         B111           02/11/88        160,000
                             B130           12/30/92        800,000
                             B134           12/30/92         84,200
                             B135           02/11/88        250,000
                             B140           02/11/88        476,080
                             B141           02/11/88        500,000
                             B146           02/11/88          7,689
                             B148           02/11/88         17,000
                             B151           02/11/88         75,000
                             B152           02/11/88         10,000
                             B154           02/11/88         81,220
                             B170           12/30/92         17,553
                             B176           12/30/92            ---

              Total                                       2,745,201
                                                          =========

Farley, Inc.                 14              7/7/93          18,749

              Total                                          18,749
                                                             ======

             The Pledgor has caused this Stock Pledge Agreement to be duly executed and delivered, as of the date first above written.


                                                   /s/ William F. Farley
                                                   _____________________
                                                       WILLIAM F. FARLEY

Accepted as of the date
first above written.

NATIONSBANK, N.A., as Agent

By:  /s/ Carter E. Smith
   -----------------------
Name:    CARTER E. SMITH
     ---------------------
Title:   Vice President
      --------------------